                                                                     EXHIBIT 4.2

                             CERTIFICATE OF MERGER

                                       OF

                             SYNTROLEUM CORPORATION
                             (a Kansas corporation)

                                 WITH AND INTO

                             SYNTROLEUM CORPORATION
                            (a Delaware corporation)

          Pursuant to the provisions of Section 252 of the Delaware General Corporation Law (the "DGCL"), the undersigned corporation does hereby certify:

FIRST: That the name and state of incorporation of each of the constituent corporations are as follows:

          Name                                     State of Incorporation
          ----                                     ----------------------

          Syntroleum Corporation                   Delaware
          Syntroleum Corporation                   Kansas

SECOND: That an agreement of merger (setting forth a plan of merger) has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the provisions of subsection (c) of Section 252 of the DGCL.

THIRD: That the surviving corporation of the merger is Syntroleum Corporation, a Delaware corporation.

FOURTH: The certificate of incorporation of Syntroleum Corporation, a Delaware corporation, shall be the certificate of incorporation of the surviving corporation.

FIFTH: That the executed agreement of merger is on file at the principal place of business of the surviving corporation at 1350 South Boulder, Suite 1100, Tulsa, Oklahoma 74119.

SIXTH: That a copy of the agreement of merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of either constituent corporation.

SEVENTH: The authorized capital stock of Syntroleum Corporation, a Kansas corporation, the only constituent corporation to the merger which is not a Delaware corporation, is as follows:

          Common Stock, par value $0.01 per share - 150,000,000 shares Preferred Stock, par value $0.01 per share - 5,000,000

          IN WITNESS WHEREOF, the undersigned corporation has caused this Certificate of Merger to be executed on its behalf as of June 17, 1999.


                                       SYNTROLEUM CORPORATION,
                                       a Delaware corporation

                                       By: /s/ Kenneth L. Agee
                                           -------------------------
                                           Kenneth L. Agee
                                           Chief Executive Officer and
                                           Chairman of the Board

                                      -2-
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                             CERTIFICATE OF MERGER
                                       of
                  SYNTROLEUM CORPORATION, a Kansas corporation
                                      into
                 SYNTROLEUM CORPORATION, a Delaware corporation

         (pursuant to Section 17-6702 of the Kansas General Corporation Code and Section 252 of the Delaware General Corporation Law)


     Pursuant to the provisions of the Kansas General Corporation Code, the undersigned corporation certifies as follows:

1. The constituent corporations to the merger are Syntroleum Corporation, a Kansas corporation ("Syntroleum-Kansas"), and Syntroleum Corporation, a Delaware corporation ("Syntroleum-Delaware").

2. Syntroleum-Kansas and Syntroleum-Delaware have entered into an Agreement and Plan of Merger, dated as of May 7, 1999 (the "Merger Agreement"), which has been approved, adopted, certified, executed and acknowledged by Syntroleum-Kansas and Syntroleum-Delaware in accordance with Section 17-6702 of the Kansas General Corporation Code and Section 252 of the Delaware General Corporation Law.

3. The name of the surviving corporation is Syntroleum Corporation, a Delaware corporation.

4. The Certificate of Incorporation of the surviving corporation shall be Syntroleum-Delaware's Certificate of Incorporation.

5. The executed Merger Agreement is on file at the office of the surviving corporation located at 1350 South Boulder, Suite 1100, Tulsa, Oklahoma 74119.

6. A copy of the Merger Agreement will be furnished by the surviving corporation, on request and without cost, to any stockholder of Syntroleum-Kansas or Syntroleum-Delaware.

7. Syntroleum-Delaware hereby agrees that it may be served with process in Kansas in any proceeding for enforcement of any obligation of Syntroleum-Kansas, as well as for enforcement of any obligation of Syntroleum-Delaware arising from the merger, including any suit or other proceeding to enforce the right of any stockholders as determined in appraisal proceedings pursuant to Section 17-6712 of the Kansas General Corporation Code and Syntroleum-Delaware hereby irrevocably appoints the Secretary of State of the State of Kansas as its agent to accept service of process in any such suit or other proceedings and a copy of such process shall be mailed by the Secretary of State to Syntroleum-Delaware at the following address:

          1350 South Boulder, Suite 1100
          Tulsa, Oklahoma 74119
          Attn: General Counsel

          IN WITNESS WHEREOF, this Certificate of Merger has been executed on behalf of the surviving corporation by Kenneth L. Agee, its Chief Executive Officer and Chairman of the Board, as of June 17, 1999.

                                         SYNTROLEUM CORPORATION,
                                         a Delaware corporation

                                         By: /s/ Kenneth L. Agee
                                             ------------------------
                                             Kenneth L. Agee
                                             Chief Executive Officer and
                                             Chairman of the Board


Attest:


/s/ Eric Grimshaw
---------------------------
Eric Grimshaw, Secretary


                                      -2-